NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. COMPLETES SALE OF APPROXIMATELY 47 ACRES
AT MAGNOLIA PLACE FOR $14.5 MILLION
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AUSTIN, TX – February 27, 2024 – Stratus Properties Inc. (NASDAQ: STRS) (“Stratus” or the “Company”) today announced that it completed the previously disclosed sale of approximately 47 acres at Magnolia Place for $14.5 million. The sale generated pre-tax net cash proceeds to Stratus of approximately $5.3 million, after transaction expenses and payment of the remaining $8.8 million project loan. With the completion of this sale and prior sales of portions of the project, Magnolia Place, which is 100% owned by Stratus, consists of two fully-leased retail buildings totaling 18,582 square feet, 11 acres planned for approximately 275 multi-family units and approximately $12.1 million of potential future reimbursements from the municipal utility district, with no debt.

Magnolia Place is a mixed-use project in Magnolia, Texas, shadow-anchored by a 95,000-square-foot H-E-B grocery store on an adjoining 18-acre site owned by H-E-B. The land included in the sale was planned for up to 600 multi-family units, a second phase of retail development and up to seven pad sites. Previously at Magnolia Place, Stratus sold two pad sites and 28 acres planned for single-family residences for a total of $6.6 million, which together with the recent sale totals $21.1 million in sales at Magnolia Place. In the third quarter of 2022, Stratus substantially completed the development of the two retail buildings along with the infrastructure work for the project, including all pad sites, as well as road, utility and drainage infrastructure necessary to support the entire development. Stratus created a municipal utility district that provides an opportunity for Stratus to recoup certain road and utility infrastructure costs that totaled approximately $12.1 million at December 31, 2023.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, said, “Magnolia Place is a clear example of our team’s ability to identify, pursue and execute valuable opportunities in our Texas markets. Our team has worked closely with the City of Magnolia and other entities to add significant value to the land through the entitlement and development process. Our strong working relationships with key regional leaders helped secure critical infrastructure for the project, paving the path for retail and residential expansion to meet growing demand. This transaction monetized another portion of our investment and allowed us to fully repay the project loan while maintaining a position in the future success of the project with our remaining fully-leased retail space and land planned for multi-family units.”

About Stratus Properties Inc.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. The words “anticipates,” “may,” “can,” “could,” “plans,” “believes,” “potential,” “possible,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the impact of inflation and interest rate changes, Stratus’ expectations about the Austin and Texas real estate markets, regulatory changes, Stratus’ expectations with respect to the planning, financing, development, construction, completion and stabilization of Stratus’ development projects, Stratus’ expectations regarding plans to sell, recapitalize or refinance properties, Stratus’ eligibility for and potential receipt and timing of receipt of municipal utility district reimbursements and the factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

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A copy of this release is available on Stratus’ website, stratusproperties.com.

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